UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 15, 2007

                            WATERFORD GAMING, L.L.C.
                          -----------------------------
             (Exact name of Registrant as specified in its charter)

      Delaware                     333-17795                      06-1465402
 ------------------             ---------------               ----------------
 (State or other                (Commission File              (I.R.S. Employer
  jurisdiction of                Number)                       Identification
  incorporation or                                             Number)
  organization)


                 914 Hartford Turnpike
                      P.O. Box 715
                     Waterford, CT                      06385
        ---------------------------------------       -----------
        (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (860)442-4559

Item 8.01

     On March 15, 2007, the Mohegan Tribal Gaming Authority (the "Authority") filed Form 8-K, stating;

     (a) that on March 9, 2007 the Authority entered into a Second Amended and Restated Loan Agreement (the "Bank Credit Facility") for up to $1.0 billion from a syndicate of 23 institutions and commercial banks. The total commitment on the new facility may be increased to $1.25 billion at the request of the Authority. The Bank Credit Facility will be used to refinance outstanding balances on the Authority's existing $450.0 million bank credit facility and for working capital and other business purposes, including the financing of the Project Horizon expansion at Mohegan Sun and the Phase II expansion at Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, and

     (b) the Authority has formed a wholly owned subsidiary Mohegan Ventures Wisconsin, LLC ("MVW"), one of two members in Wisconsin Tribal Gaming, LLC ("WTG"), whose other member is Mohegan Ventures, LLC, a wholly owned subsidiary of the Mohegan Tribe of Indians of Connecticut. On March 12, 2007, WTG purchased from Kenesah Gaming Development, LLC ("KGD") its rights as developer under the Development Agreement among the Menominee Indian Tribe of Wisconsin, the Menominee Kenosha Gaming Authority and KGD ("Development Agreement") and related assets owned by KGD. The Development Agreement provides to WTG the exclusive rights to develop a planned casino and destination resort to be located in Kenosha, Wisconsin in exchange for development fees of 13.4% of Available Revenue Flow, as defined in the Development Agreement, which approximates net income from the planned project, a copy of which has been filed as an exhibit to this report and is incorporated by reference to the Authority's electronic filing of such report on Form 8-K, Securities and Exchange Commission file reference no. 033-80655.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WATERFORD GAMING, L.L.C.





Date: March 16, 2007                     By:/s/Len Wolman
                                            Len Wolman, Chief Executive Officer